Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 20, 2017, between InsPro Technologies Corporation, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company is offering, pursuant to one or more similar agreements, (the “Other Securities Purchase Agreements”), in a private placement to “accredited investors” (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), of up to $3,000,000 shares (the “Shares”) of Series C Preferred Stock, $0.001 par value per share (the “Preferred Stock”);

WHEREAS, each Share will be offered at a purchase price of $2.00 per Share (the “Per Share Purchase Price”) and will consist of one share of Preferred Stock. The Preferred Stock shall have the other rights set forth in the Certificate of Designation of Series C Convertible Preferred Stock of the Company in the form attached hereto at Exhibit A; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2015 10-K” has the meaning set forth in Section 3.1(j).

“2016 10-Q” has the meaning set forth in Section 3.1(j).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties, or the Common Stock, or any officers, directors or key employees of the Company or any of its Subsidiaries, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Additional Investors” has the meaning set forth in Section 2.3.

“Additional Shares” has the meaning set forth in Section 2.3.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Basic Amount” has the meaning set forth in Section 4.15(a).

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” means the Bylaws of the Company, as amended through the date hereof.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended through the date hereof.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied or waived, or such other date as the parties may agree, provided that such conditions continue to be so satisfied or waived on such Business Day.

“Code” has the meaning set forth in Section 3.1(m).

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Preamble to this Agreement.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Counsel” means Morgan, Lewis & Bockius LLP.

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“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Shares” means the shares of Preferred Stock issued to the Investors by the Company pursuant to this Agreement, including any securities into which such shares of Preferred Stock may hereafter be reclassified or changed.

“Company’s IP” has the meaning set forth in Section 3.1(r)(i).

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Controlled Group” has the meaning set forth in Section 3.1(m).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Delaware Courts” means the state and federal courts sitting in the City of Wilmington, State of Delaware.

“Disclosure Letter” means any of the disclosures hereto containing information relating to the Company pursuant to Article III and other provisions hereof that has been provided to the Investors on the date hereof.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” has the meaning set forth in Section 4.2(c).

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a), 2(b) or 2(c) of the Registration Rights Agreement (as applicable) is first declared effective by the Commission.

“Employee Benefit Plan” has the meaning set forth in Section 3.1(m).

“Equivalents” has the meaning set forth in Section 4.11(a).

“ERISA” has the meaning set forth in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Excluded Securities” has the meaning set forth in Section 4.11(b).

“Evaluation Date” has the meaning set forth in Section 3.1(u).

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“Fundamental Transaction” means (1) any merger or consolidation of the Company with or into another Person (whether or not the Company is the surviving corporation), (2) any sale, assignment, transfer, or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (3) the completion of any purchase, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property that is accepted by more than 50% of the outstanding shares of Common Stock, or (3) any stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person whereby such other Person acquires or otherwise gains control of more than 50% of the outstanding shares of Common Stock (4) any reorganization, recapitalization, or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“GAAP” means U.S. generally accepted accounting principles.

“Infringe” has the meaning set forth in Section 3.1(r)(vi).

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign registered patents and applications therefor and all underlying patent rights, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), ideas, processes, invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, improvements, discoveries, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, copyrightable material including derivative works, revisions, transformations and adaptations, material that is subject to non-copyright disclosure protections, and all other works of authorship and designs (whether or not copyrightable), and all other rights corresponding thereto throughout the world; (d) all trade names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (e) domain names; (f) web sites and related content; (g) intellectual property rights acquired by license or agreement; (h) damages or benefits derived from any action arising out of or related to the foregoing, including laws controlling computer and Internet rights; (i) all manuals, documentation and materials relating to the above; and (j) any equivalent rights to any of the foregoing anywhere in the world.

“Investment Amount” means, with respect to each Investor, the Investment Amount, including the conversion of outstanding indebtedness, indicated on such Investor’s signature page to this Agreement.

“Investor” has the meaning set forth in the Preamble to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

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“License Agreements” has the meaning set forth in Section 3.1(r)(iv).

“Lien” means any lien, charge, encumbrance, security interest, preemptive or similar rights, right of first refusal or other restrictions of any kind, other than restrictions on the transfer of securities arising under federal or state securities laws and regulations.

“Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on operations (including the results thereof), assets, liabilities, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Notice of Acceptance” has the meaning set forth in Section 4.15(b).

“Offer” has the meaning set forth in Section 4.15(a).

“Offer Notice” has the meaning set forth in Section 4.15(a).

“Offer Period” has the meaning set forth in Section 4.15(b).

“Offered Securities” has the meaning set forth in Section 4.15(a).

“Other Securities Purchase Agreements” has the meaning set forth in the Preamble to this Agreement.

“Other Transaction Documents” means, collectively, any Other Securities Purchase Agreements and any documents or agreements executed in connection with the transactions contemplated by such Other Securities Purchase Agreements.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Per Share Purchase Price” has the meaning set forth in the Preamble to this Agreement.

“Preferred Stock” has the meaning set forth in the Preamble to this Agreement.

“Principal Market” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Notice Date” has the meaning set forth in Section 4.15(f).

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“Refused Securities” has the meaning set forth in Section 4.15(c).

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Registrable Securities (as defined therein) to the extent provided for therein.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

“Reporting Period” has the meaning set forth in Section 4.4.

“Required Delivery Date” has the meaning set forth in Section 4.2(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means, collectively, the Company Shares and the Conversion Shares.

“Securities Act” has the meaning set forth in the Preamble to this Agreement.

“Shares” has the meaning set forth in the Preamble to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO and include all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.

“Subsequent Placement” has the meaning set forth in Section 4.11(a).

“Subsequent Placement Agreement” has the meaning set forth in Section 4.15(c).

“Subsequent Placement Documents” has the meaning set forth in Section 4.15(e).

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act, including without limitation those entities listed in Exhibit 21 to the Form 10-K.

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“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York City time).

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” has the meaning set forth in Section 4.13.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) during the period beginning at 9:30:01 am., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then they shall agree in good faith on a reputable investment bank to make such determination of fair market value, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

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ARTICLE II.

PURCHASE AND SALE

2.1          Closing.

(a)          Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall, severally and not jointly, purchase from the Company an aggregate of 1,000,000 Shares, representing the portion of the Investors’ Investment Amount (the portion of each Investor’s Investment Amount to be purchased at the Closing is set forth on such Investor’s signature page hereto). The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 on the Closing Date, or at such other location or time as the parties may agree.

2.2          Closing Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)          a stock certificate representing a number of Company Shares equal to the portion of such Investor’s Investment Amount invested at the Closing divided by the Per Share Purchase Price, registered in the name of such Investor;

(ii)         a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware as of a date within fifteen (15) days of the Closing Date;

(iii)        a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within fifteen (15) days of the Closing Date;

(iv)        a certificate, executed by the Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing;

(v)         the legal opinion of Company Counsel, in substantially the form previously provided to the Investors, addressed to the Investors;

(vi)        the Registration Rights Agreement and any other Transaction Documents which the Company is required to execute hereunder, duly executed by the Company; and

(vii)       such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

(b)          At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

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(i)          the portion of its Investment Amount invested at the Closing, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose attached hereto as Exhibit C; and

(ii)         the Registration Rights Agreement, duly executed by such Investor.

2.3          Sale of Additional Securities. After the Closing, the Company may sell up to 500,000 additional Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such Shares) pursuant to Other Transaction Documents (the “Additional Shares”) to the Investors or other existing stockholders (the “Additional Investors”), provided that (a) such subsequent sale of Additional Shares is consummated prior to 90 days after the Closing, and (b) counsel for the Company provides an opinion to “Additional Investors” dated as of the date of the closing of the sale of such Additional Shares in substantially the form delivered to the Investors pursuant to Section 2.2(a)(v).

ARTICLE III.

REPRESENTATIONS AND

WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens except those Liens disclosed in the SEC Reports, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(b)          Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all necessary corporate action on the part of the Company and no consent or further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Sections 4.4 (and any related amendments to, or related prospectus supplements to, the Company’s outstanding registration statements filed on either Form S-1 or Form SB-2) and 4.6, and (iv) those that have been made or obtained prior to the date of this Agreement. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(e).

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(f)           Issuance of the Securities. The Company Shares, and the Conversion Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the Securities issuable pursuant to this Agreement, including the Company Shares and the Conversion Shares. The Company Shares, and when issued, the Conversion Shares, will be validly issued, fully paid and non-assessable and free from all Liens, with the holders being entitled to all rights accorded to a holder of Preferred Stock or Common Stock, as the case may be. Subject to the accuracy of the representations and warranties of the Investors in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(g)          Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of preferred stock, $0.001 par value per share, of which 3,437,500 shares are designated as Series A Convertible Preferred Stock, and of which as of the date hereof, 1,276,750 shares are issued and outstanding, 11,000,000 shares are designated as Series B Convertible Preferred Stock, and of which as of the date hereof, 5,307,212 shares are issued and outstanding, 4,000,000 shares are designated as Series C Convertible Preferred Stock, and of which as of the date hereof, 0 shares are issued and outstanding, and 500,000,000 shares of Common Stock, of which as of the date hereof, 41,354,645 shares are issued and outstanding, 25,535,000 shares are reserved for issuance pursuant to the conversion of Series A Convertible Preferred Stock into Common Stock, 106,144,240 shares are reserved for issuance pursuant to the conversion of Series B Convertible Preferred Stock into Common Stock (including the Company Shares), 28,996,980 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans, 25,098,330 shares are reserved for issuance pursuant to warrants exercisable for shares of Common Stock, 7,600,000 shares are reserved for issuance pursuant to warrants exercisable for shares of 380,000 shares of Series A Convertible Preferred Stock and 65,000,000 shares are reserved for issuance pursuant to warrants exercisable for shares of 3,250,000 shares of Series B Convertible Preferred Stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as specified in Section 3.1(g) of the Disclosure Letter, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Section 3.1(g) of the Disclosure Letter or the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock. Except as specified in Section 3.1(g) of the Disclosure Letter, the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of capital stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities (including, without limitation, under any anti-dilution or similar provisions).

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(h)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Letter, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investors or their respective representatives true, correct and complete copies of each of the SEC Reports not available on the EDGAR system (if any). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or amendment, as applicable). Such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments or which will not be material, either individually or in the aggregate.

(i)           Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in each case as would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(j)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included in the Company’s Annual Report on Form 10-K for the Year ended December 31, 2015 (“2015 10-K”) and unaudited financial statements included in the Company’s most recent Quarterly Report on Form 10-Q (“2016 10-Q”), except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in Section 3.1(j) of the Disclosure Letter, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, converted or made any agreements to purchase, redeem or convert any shares of its capital stock, (v) the Company has not sold any assets outside of the ordinary course of business, (vi) the Company has not made any material capital expenditures and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. No event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or condition (financial or otherwise) which has had or could reasonably be expected to result in a Material Adverse Effect that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(k)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents against the Company or the Securities or (ii) except as specifically disclosed in the 2015 10-K and 2016 10-Q, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the 2015 10-K and 2016 10-Q. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. Except as specified in Section 3.1(k) of the Disclosure Letter, (i) neither the Company nor any Subsidiary is or, within the last three years, has been the subject of an investigation by any federal, state or local governmental agency and (ii) there are no claims, actions, suits or proceedings pending or threatened against or involving the Company or its Subsidiaries, or any assets of the Company or its Subsidiaries, that are reasonably likely to result in a claim for damages in excess of $150,000.

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(l)           Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are and have been in compliance with all U.S. federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)         Employee Benefits. Section 3.1(m) of the Disclosure Letter sets forth a complete list of all employee benefit plans, pension plans, stock option, bonus or incentive plans, severance pay plans or agreements, deferred compensation agreements, or any similar plan, agreement or arrangement that are sponsored or maintained by the Company or any member of a Controlled Group or with respect to which the Company or any member of the Controlled Group has made or is required to make payments, transfers or contributions (an “Employee Benefit Plan”). No other corporation, trade, or business exists which would be treated together with the Company as a single “employer” under the provisions of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Benefit Plan has been and is currently administered in compliance with its constituent documents and all reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code and any other law applicable to such Employee Benefit Plan. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program, and any employee contributions withheld from payroll have been timely and fully contributed to the appropriate Employee Benefit Plan as required under ERISA, the Code and applicable law. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or any applicable labor relations law. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other non-pension benefits to terminated employees (other than continuation coverage, at the maximum applicable premium permitted to be charged by the Company, required under Section 4980B of the Code, or Section 601 of the ERISA). For purposes of this Section 3.1(m), the term “Controlled Group” used herein means, collectively, any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (ii) that, together with the Company, is treated as a single employer under Section 414(t) of the Code.

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(n)          Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (except to the extent such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, ordinance, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, pollution, environmental protection, occupational health and safety, product quality and safety or employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)          Environmental Compliance. The Company and its Subsidiaries (i) has at all times had and now has all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which it has been or is now engaged and (ii) has at all times been and is now in compliance in all material respects with all applicable environmental laws. There are no claims, actions, suits or proceedings pending or threatened against or involving the Company or its Subsidiaries, or any assets of the Company or its Subsidiaries, under any of the environmental laws (whether by reason of any failure to comply with any of the environmental laws or otherwise). No decree, judgment or order of any kind under any of the environmental laws has been entered against the Company or its Subsidiaries. There are no facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or its Subsidiaries under any applicable environmental laws.

(p)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess any such certificates, authorizations, licenses or permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit.

(q)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned or used by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens disclosed in the 2015 10-K or 2016 10-Q or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(r)           Patents and Trademarks.

(i)          Section 3.1(r) of the Disclosure Letter accurately sets forth all material Intellectual Property that is owned and/or used in the business of the Company and its Subsidiaries, viewed as a whole, as presently conducted (“Company’s IP”). No Intellectual Property other than the Company’s IP is material to the business of the Company or any of its Subsidiaries as presently conducted or as presently proposed to be conducted. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to Company’s IP (with no breaks in the chain of title thereof) free and clear of, to its knowledge, any claim, security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever except as disclosed in the 2015 10-K or 2016 10-Q. Company’s IP has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Company’s material rights in and to Company’s IP.

(ii)         The Company has not transferred any rights or interest in, or granted any exclusive license with respect to, any of the Company’s IP to any third party.

(iii)        All of the Company’s IP is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is, to the Company’s knowledge, valid and enforceable. None of the Company’s IP which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any pending or threatened cancellation, dispute or litigation of which the Company is aware. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(iv)        All of the licenses and sublicenses and consent, royalty or other agreements concerning Company’s IP which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $25,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which, to the Company’s knowledge, will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

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(v)         The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the operation of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use as the Company’s IP.

(vi)        To the best knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Company’s IP which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any of the Company’s IP or, to the Company’s knowledge, the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(vii)       The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Company’s IP which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(s)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent in all material respects with market for similar size companies as the Company and its Subsidiaries for the lines of business of the Company and its Subsidiaries at a cost that would not have a Material Adverse Effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for.

(t)          Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which in each case is required to be disclosed in the SEC Reports and has not been so disclosed.

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(u)          Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the Closing Date. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures so that they are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has significantly affected, or is reasonably likely to significantly affect, the Company’s internal control over financial reporting. Since the Evaluation Date, neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries. Additionally, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

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(v)         Solvency.  Except as set forth in Section 3.1(v) of the Disclosure Letter, based on the financial condition of the Company as of the date hereof and as of the Closing Date (assuming that the Closing shall have occurred), (i) the Company’s present fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The foregoing representation and warranty is also true and correct as to the Company and the Subsidiaries on a consolidated basis. Neither the Company nor any Subsidiary intends to incur debts beyond its or their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its or their debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(w)         Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(w) that may be due in connection with the transactions contemplated by this Agreement.

(x)          Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. Except as specified in the Registration Rights Agreement and in Section 3.1(x) of the Disclosure Letter, no Person has any rights (including “piggy-back” registration rights) to cause the Company to effect the registration under the Securities Act or any state securities laws of any securities of the Company that have not been satisfied.

(y)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

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(z)          Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa)        Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to any of the Investors as a direct result of the transactions contemplated by this Agreement, including without limitation, the Company’s issuance of the Securities to the Investors. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(bb)        No Additional Agreements. The Company does not directly or indirectly have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents and the Disclosure Materials.

(cc)        Disclosure. The Company confirms that neither it nor, to its knowledge, any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder and the information contained herein or in the other Transaction Documents may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and warranties in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 3.2 and 4.14.

(dd)        Off Balance Sheet Arrangements. Except as set forth in Section 3.1(dd) of the Disclosure Letter, there is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(ee)        U.S. Real Property Holding Corporation. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon the request of any Investor.

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(ff)         Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except in each case as would not have a Material Adverse Effect.

(gg)        No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(hh)        Accountants.  The Company’s accounting firm is set forth in the SEC Reports.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2016.

(ii)          Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.2          Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)          Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(b)          Investment Intent. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)          Investor Status. At the time such Investor was offered the Securities, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor has completed and executed the Investor Questionnaire (attached to this Agreement as Exhibit D and incorporated herein as representations and warranties of such Investor under this Section 3.2) and that the information contained in such document is complete and accurate. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)          General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)          Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

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(f)           Certain Trading Activities and Confidentiality. Other than consummating the transactions contemplated hereunder, such Investor has not engaged, nor has such Investor directed any Person to act on its behalf to engage, in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities or “locking-up” borrowing with respect to any of the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or any other Person regarding this investment in the Company and (2) the 30th day prior to the date of this Agreement. Other than to other Persons party to this Agreement (and their respective representatives and advisors), such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)          Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

(h)          Reliance. Such Investor understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Investor hereby consents to such reliance.

(i)           Consent to Promissory Note or Indebtedness Conversion. Each Investor, to the extent that such Investor, as set forth on the signature pages hereto, is a holder of any promissory note or indebtedness of the Company being converted and/or cancelled in consideration of the issuance hereunder of Shares to such Investor, hereby agrees that the entire amount owed to such Investor under such note is being tendered to the Company in exchange for the applicable Shares set forth on the signature page hereto, and effective upon the Company’s and such Investor’s execution and delivery of this Agreement, without any further action required by the Company or such Investor, such note or evidence of indebtedness and all obligations set forth therein shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

(j)           Residency. Such Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Section 4.14.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1          Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5.1 and 5.2 of this Agreement.

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4.2          Legends.

(a)          Sales of Securities. Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.2(d), the Company may, pursuant to the provisions of Section 4.2(e) below, require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)          Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities) a register for the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

(c)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”) (if DTC is then offered by the Company and its transfer agent and such Securities qualify for deposit with DTC in accordance with its rules), registered in the name of each Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by each Investor to the Company upon conversion of the Company Shares. The Company represents and warrants that no instruction other than the irrevocable instructions to its transfer agent referred to in this Section 4.2(c) will be given by the Company to its transfer agent with respect to the Securities and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents, except as it may reasonably determine are necessary to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing. If an Investor effects a sale, assignment or transfer of the Securities in accordance with the terms of the Transaction Documents, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC (if DTC is then offered by the Company and its transfer agent and such Securities qualify for deposit with DTC in accordance with its rules) in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 (provided that in the case of a sale, transfer or assignment under Rule 144 the foregoing is not an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144)), the transfer agent shall issue such Securities to the Investor, assignee or transferee, as the case may be, without any restrictive legend in accordance with Section 4.2(e) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.2(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any provisions of this Section 4.2(c), that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the irrevocable transfer agent instructions required to be delivered pursuant to the terms of the Registration Rights Agreement to the Company’s transfer agent on each Effective Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

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(d)          Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(e):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (II) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities in accordance with all applicable federal and state securities laws pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer by the pledgee or secured party following default by such Investor or otherwise. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

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(e)          Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(d)) at such time as an Investor has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (iv) or (v) below), that: (i) there has been a sale of such Securities pursuant to an effective registration statement (including the Registration Statement(s)), (ii) there has been a sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) such Securities are then eligible for sale under Rule 144(b)(1)(i), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144) provided that, upon request of the Company, such Investor provides the Company with an opinion of counsel to such Investor, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). Following such time as restrictive legends are not required to be placed on certificates representing Securities pursuant to the preceding sentence, the Company will, no later than three (3) Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends or credit the balance account of such Investor’s or such Investor’s nominee with DTC (if DTC is then offered by the Company and its transfer agent and such Securities qualify for deposit with DTC in accordance with its rules) with a number of shares of Preferred Stock or Common Stock equal to the number of shares represented by the certificate so delivered by such Investor (the date by which such certificate is required to be delivered to such Investor or such shares were required to be credited to such Investor’s account with DTC (as the case may be) pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

4.3          Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor who requests one promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

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4.4          Furnishing of Information. Until the earliest of the time that (i) no Investor owns Securities, or (ii) the consummation of a Fundamental Transaction where the Company is no longer publicly traded following such Fundamental Transaction (the “Reporting Period”) has occurred, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Without limiting any of the Company’s obligations under the Registration Rights Agreement, during the Reporting Period, if the Company is not required or permitted to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. Without limiting any of the Company’s obligations under the Registration Rights Agreement, the Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.5          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.6          Securities Laws Disclosure; Publicity. Following the execution of this Agreement, and following the Closing Date (unless the Closing Date occurs on the same date as the execution of this Agreement, in which case only one press release will be required), the Company shall issue press releases disclosing the transactions contemplated hereby (and the material terms hereof) and the Closing. Within four (4) Trading Days following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and within four (4) Trading Days following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing (unless the Closing Date occurs on the same date as the execution of this Agreement, in which case only one Form 8-K will be required).

4.7          Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its directors, officers, stockholders, partners, employees, members and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, expenses, actions, causes of action, suits, penalties and fees, including all judgments, amounts paid in settlements, court costs and reasonable out-of-pocket attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of, arising out of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant, obligation or agreement made by the Company in any Transaction Document or (b) any cause of action, suit or claim brought or made against any Investor Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Investor Party or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that an Investor Party shall not be entitled to indemnification to the extent any of the foregoing is caused by such Investor Party’s gross negligence, material violation of law or regulation or willful misconduct. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

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4.8          Non-Public Information. Except with respect to material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any of its Subsidiaries, or other Person acting on its or their behalf will provide an Investor or its agents or counsel with any material, non-public information regarding the Company or its Subsidiaries without the prior express consent of the Investor; provided, that no such consent shall be required prior to disclosing any such material, non-public information to (a) a director designated pursuant to the letter agreement between the Company and Independence Blue Cross, dated as of September 30, 2010 (but only when made to such director in his or her capacity as a director) or (b) an Investor (and its respective representatives and advisors) or when such disclosure is required by the express terms of this Agreement or the Registration Rights Agreement. The Company understands that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9          Listing of Securities. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such exchange or automated quotation system or another Trading Market. The Company shall use reasonable best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Company Shares and the Conversion Shares, and will take such other action as is necessary or desirable to cause the Company Shares and the Conversion Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will use reasonable best efforts to take all action that it believes is reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the Bylaws or rules of the applicable Trading Market. Neither the Company nor any of its Subsidiaries shall take any action which it believes could be reasonably expected to result in the delisting or suspension of the Common Stock (and if required to be listed by this Section 4.9, the Preferred Stock) on any Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.9.

4.10        Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not to redeem any Common Stock or Equivalents or any other equity securities of the Company or any of its Subsidiaries.

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4.11        Additional Issuances of Securities.

(a)          The Company agrees that, except for the Other Securities Agreements, if any, for the period commencing on the date hereof and ending ninety (90) days after the Closing, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant or any option to purchase or other disposition of) any of their respective equity or equity equivalent securities, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time and under any circumstances convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (including, without limitation, Common Stock Equivalents) (collectively with such capital stock or other securities of the Company, “Equivalents”) (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(b)          Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of the issuance of (A) Company stock or options to purchase Company stock issued to directors, officers, employees or consultants of the Company in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program or other contract or arrangement approved by the Board of Directors of the Company (or the compensation committee of the Board of Directors of the Company), provided that all such issuances after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof, (B) Common Stock or standard warrants (including so-called penny warrants) to purchase Common Stock in connection with strategic alliances, acquisitions, mergers, strategic partnerships, joint ventures, vendor and supplier arrangements and as equity kickers in lease and financing transactions, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s Board of Directors, provided that all such issuances after the date hereof pursuant to this clause (B) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof, (C) shares issued upon the conversion or exercise of Equivalents issued prior to the date hereof, provided that such Equivalents have not been amended since the date of this Agreement to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof in any manner that adversely affects any of the Investors, (D) shares issued or issuable by reason of a dividend, stock split or other distribution on Common Stock, or (E) the Conversion Shares (each of the foregoing in clauses (A) through (E), collectively the “Excluded Securities”).

4.12        Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

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4.13        Variable Rate Transaction. From the date hereof until twelve (12) months after the Closing, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a “Variable Rate Transaction.” The term “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” or “full ratchet” anti-dilution provision or (ii) enters into any agreement (including, but not limited to, an equity line of credit) whereby the Company may sell securities at a future determined price (other than customary “pre-emptive” or “participation” rights). Each Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.14        Trading Restrictions. Each Investor represents and warrants to, and covenants with, the Company that it will not (and its Affiliates acting on its behalf or pursuant to any understanding with it will not) engage in or effect, directly or indirectly, any transactions in any securities of the Company (including, without limitation, any Short Sales, “locking-up” borrow or hedging activities involving the Company’s securities) during the period commencing on the date hereof and ending on the date that is fifteen (15) months following the Closing Date. In furtherance (and without limitation) of the foregoing, during such restricted period, neither such Investor nor any of such Affiliates, (a) will directly or indirectly, sell, agree to sell, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any securities of the Company, or (b) will establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any such securities (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any such securities, whether or not such transaction is to be settled by delivery of any such securities, other securities, cash or other consideration. Notwithstanding the foregoing, it is understood and agreed that nothing contained in this Section 4.14 shall prohibit such Investor (or such Affiliates) from (1) purchasing or agreeing to purchase unrestricted securities of the Company or securities which are covered by an effective registration statement and the prospectus included therein is available for use on the date of such purchase (including through block trades or privately negotiated transactions), (2) purchasing or agreeing to purchase securities of the Company pursuant to Section 4.15 or otherwise from the Company, (3) selling or agreeing to sell “long” securities of the Company (because such Investor or such Affiliate is “deemed to own such securities” pursuant to paragraph (b) of Rule 200 under Regulation SHO), including, without limitation, (I) any Company Shares, Conversion Shares acquired hereunder or pursuant to the transactions contemplated hereby or any of the Transaction Documents, (II) any shares of Common Stock or warrants to purchase shares of Common Stock held on the date hereof, (III) any shares of Common Stock acquired after the date hereof pursuant to the exercise of warrants to purchase Common Stock held on the date hereof, or (IV) securities acquired after the date hereof in accordance with this paragraph, (4) pledging or hypothecating any securities of the Company in connection with leverage arrangements engaged in by such Investor (or such Affiliates) without the purpose of transferring economic risk relating to such securities or (5) from transferring any of the Securities to any Affiliate who agrees in writing to be bound by this Section 4.14, in each case, provided such sale is in compliance with all applicable securities laws and following the public announcement of the transaction contemplated hereby pursuant to Section 4.6.

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4.15        Participation Right. From the date hereof until 24 months after the Closing, except for the Other Securities Purchase Agreements, if any, the Company shall not effect any Subsequent Placement unless the Company shall have first complied with this Section 4.15. The Company acknowledges and agrees that the right set forth in this Section 4.15 is a right granted by the Company to each Investor, for so long as it or any of its affiliates in the aggregate holds at least one percent of the Common Stock then outstanding on a fully-diluted basis.

(a)          The Company shall deliver to each Investor a written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investor in accordance with the terms of the Offer such Investor’s pro rata portion of the Offered Securities, calculated by dividing (i) the number of shares of Common Stock, including options and convertible securities whether or not actually exercised at such time, owned by such Investor as of immediately prior to the Offer, by (ii) the Common Stock then outstanding on a fully-diluted basis (such pro rata portion, the “Basic Amount”).

(b)          To accept an Offer, in whole or in part, an Investor must deliver an irrevocable written notice to the Company prior to the end of the third (3rd) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase (the “Notice of Acceptance”).

(c)          The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, share prices and interest rates) that are not materially more favorable (when viewed on an aggregate basis) to the acquiring Person or Persons or materially less favorable (when viewed on an aggregate basis) to the Company than those set forth in the Offer Notice.

(d)          Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, subject to the terms and conditions specified in the Offer Notice, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, subject to the terms and conditions specified in the Offer Notice. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their counsel and the Company and its counsel.

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(e)          The Company and each Investor agree that if such Investor elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby such Investor shall be required to agree to any restrictions on trading as to any securities of the Company owned by such Investor prior to such Subsequent Placement more restrictive in any material respect than the restrictions contained in the Transaction Documents.

(f)           Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by each Investor, the Company shall either confirm in writing to each Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Investor will not be in possession of any material, non-public information, by the thirtieth (30th) Business Day following delivery of the Offer Notice (or any later follow-up Offer Notice or offer terms provided pursuant to the terms of this Section 4.15(b) (the “Public Notice Date”). If by the Public Notice Date, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by each Investor, such transaction shall be deemed to have been abandoned.

(g)          The restrictions contained in this Section 4.15 shall not apply in connection with the issuance of any Excluded Securities.

4.16        Prohibited Actions. The Company shall not without the prior consent of each Investor knowingly enter into any transaction or take any other action which would create any liability under Section 16(b) of the Exchange Act, or the rules promulgated thereunder by the Commission, on the part the Investor as a consequence of having purchased the Securities under this Agreement.

4.17        Other Securities Purchase Agreements. In the event that (a) any term or condition under any Other Transaction Document is more favorable to the investor thereunder than the relevant term or condition under this Agreement or any applicable Transaction Document or (b) any Other Transaction Document contains a term or condition which is not contained in this Agreement or any applicable Transaction Document, then at the election of any Investor hereunder such more favorable or additional term or condition shall be available for the benefit of such Investor and the Company shall, as soon as is reasonably practicable, enter into an amendment to this Agreement or to the applicable Transaction Document, as the case may be, to incorporate such more favorable or additional term or condition.

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ARTICLE V.

CONDITIONS PRECEDENT TO CLOSINGS

5.1          Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire the Securities at the Closing are subject to the satisfaction, or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties. Each and every representation and warranty of the Company contained herein shall be true and correct in all respects as of the date when made and in all material respects as of the Closing Date as though originally made on and as of such date (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects). Such Investor shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor;

(b)          Performance. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing. Such Investor shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor;

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)          Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(e)          No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended (or threatened to be suspended) by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market. The Common Stock shall be designated for quotation or listed on the Principal Market and any required approval of the Principal Market to list the Company Shares shall have been obtained by the Company;

(f)           Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

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(g)          Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, any of those required by the Principal Market.

5.2          Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction, or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)          Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)          Investor Deliverables. Each Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b).

ARTICLE VI.

MISCELLANEOUS

6.1          Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, at the Closing, the Company shall pay the reasonable fees and expenses of counsel to The Co-Investment Fund II, L.P., in an amount not to exceed, in the aggregate, $25,000.

6.2          Termination. In the event that the Closing shall not have occurred on or before April 14, 2017 due to the Company’s or the Investors’ failure to satisfy the conditions set forth in Sections 5.1 and 5.2 above (and a non-breaching party’s failure to waive such unsatisfied condition(s)), any such non-breaching party shall have the right to terminate its obligations under this Agreement at the close of business on such date without liability of such non-breaching party to any other party; provided, however, that the abandonment of the sale and purchase of the Securities shall be applicable only to such non-breaching party providing such written notice; provided further, notwithstanding any such termination the Company shall remain obligated to reimburse the non-breaching Investors for the expenses described in Section 6.1 above. Nothing contained in this Section 6.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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6.3          Entire Agreement. The Transaction Documents, together with the exhibits, schedules and the Disclosure Letter thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules. The Company confirms that, except for the investment in the Securities as set forth in this Agreement, no Investor has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

6.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service (with next day delivery specified), or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	InsPro Technologies Corporation
1510 Chester Pike, Suite 400
Eddystone, PA 19022
Facsimile: (484) 654-2212
Attn: Chief Financial Officer

With copies to:	InsPro Technologies Corporation
1510 Chester Pike, Suite 400
Eddystone, PA 19022
Facsimile: (484) 654-2209
Attn: Vice President and Controller

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Facsimile: (215) 963-5001
Attn: James W. McKenzie, Jr., Esq.

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If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5          Amendments; Waivers; No Additional Consideration. No provision of any Transaction Document may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Securities, provided that any party shall have the right to provide a waiver with regards to itself. No waiver of any default with respect to any provision, condition or requirement of any Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold the Securities. No such amendment or waiver (unless given pursuant to the foregoing provisos) shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.

6.6          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement and the other Transaction Documents to any Person to whom such Investor assigns or transfers any Securities, provided such assignee or transferee agrees in writing to be bound, with respect to the assigned or transferred Securities, by the provisions hereof that apply to the “Investors,” in which event such assignee or transferee shall be deemed to be an Investor hereunder with respect to such assigned rights.

6.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

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6.9          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts of law or choice of law principles that would cause the application of the laws of another jurisdiction. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable out-of-pocket attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

6.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronically transmitted signature page were an original thereof.

6.12        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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6.13        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The Company therefore agrees that the Investors shall be entitled to specific performance and temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or any other type of security.

6.16        Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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6.17        Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any other matters, and the Company acknowledges that, to its knowledge, the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor or counsel or advisor for such other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

6.18        Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, unless otherwise directed in writing by the applicable Investor, the Company shall, and shall cause its agents and representatives to, deliver all of such Investor’s Securities purchased pursuant to this Agreement (and all securities which are issuable to the Investor pursuant to the terms of this Agreement or any other Transaction Document) to the address for delivery of Securities set forth on such Investor’s signature page to this Agreement, and copies of the certificates representing such securities shall be sent to such Investor to the address of such Investor as set forth on such Investor’s signature page to this Agreement.

6.19        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

InsPro Technologies Corporation

/s/ Anthony R. Verdi
Name: Anthony R. Verdi
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR INVESTORS FOLLOW]

[Signature Page to Securities Purchase Agreement]

The Co-Investment Fund II, L.P.

By:	Co-Invest Management II, L.P., its General Partner
By:	Co-Invest II Capital Partners, Inc., its General Partner

By:	/s/ Donald R. Caldwell
Name: Donald R. Caldwell
Title: CEO

Investment Amount and Shares Purchased at the Closing:
$2,000,000 Investment Amount – 1,000,000 Shares Purchased

Tax ID No.:

ADDRESS FOR NOTICE

Cross Atlantic Capital Partners
150 N. Radnor Chester Rd., Suite A225
Radnor, PA 19087
Facsimile No.: 610-995-2650
*E-mail: dcaldwell@xacp.com
Attn: Donald R. Caldwell